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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-59061, 33-78694 and 33-77341) pertaining to the Immunex Corporation 1993 Stock Option Plan as Amended and Restated on February 13, 1997, the Immunex Corporation Stock Option Plan for Nonemployee Directors Amended and Restated on February 23, 1999, the Immunex Corporation 1999 Stock Option Plan as Amended and Restated on July 27, 1999 and the Immunex Corporation 1999 Employee Stock Purchase Plan of our report dated January 21, 2000 (except for Note 13 as to which the date is February 17, 2000), with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG L.L.P.

Seattle, Washington
March 7, 2000


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